Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of HarbourVest Private Investments Fund of our report dated June 9, 2025, relating to the consolidated financial statements of HarbourVest Blue Spruce Fund L.P., which appears in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 16, 2025